MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
This endorsement amends Mortgage Guaranty Insurance Corporation’s Mortgage Guaranty Insurance Master Policy form #71-70384 (03/20) (“Master Policy”) as set forth below. If the initial Insured’s principal place of business, as designated on the Declaration Page, is located in one of the jurisdictions listed below, Annex A is deleted in its entirety and the provisions of this endorsement listed below identified for such jurisdiction shall apply.
1. Alaska
a.The definition of “Claim Settlement Period” is deleted and restated in its entirety as follows:
"’Claim Settlement Period’ means the 30 days following the Perfected Claim Date, except as described in Sections 67(e), 74(b) and 77(a) of this Policy.”
b.Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of Alaska, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of Alaska law, the provision will be deemed to be amended to comply with such minimum requirements.”
c.Section 7(a) is modified to add the following:
“Except as otherwise specified in this Policy, all notices to the Insured or Beneficiary shall be given to the Servicer, and shall be either (1) mailed by first class mail to the last known address of the Insured and obtain a certificate of mailing from the United States Postal Service, or (2) transmitted by electronic means, to the last known electronic address of the intended recipient, if we can obtain an electronic confirmation of receipt by the intended recipient.”
d.Section 16(c) is deleted and restated in its entirety as follows:
“If we rescind coverage under a Certificate, the rescission notice will be effective 60 days after we give notice, or 10 days after we give notice if our decision to rescind relates to a Single Loan Fraud (other than by the Borrower), and in either case we will refund all premium paid on the Certificate in accordance with our Servicing Guide. Our right to rescind coverage under a Certificate is subject to the provisions of Section 17.”
e.Section 47 is deleted and restated in its entirety as follows:

“You must provide us with a monthly servicing report by the 25th day of each month, if required, as described in our Servicing Guide. The submission of these required reports

71-70404 (03/20)

MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
will constitute a representation by the Servicer that all information contained in such reports is true and complete in all material respects.
If you are aware of a dispute relevant to any loan or the applicable Property, you must notify us. We have the right to direct you to commence legal action if we determine that it is necessary to protect our rights, but if we so direct, then we will pay the expenses for such legal action; provided, however, that this paragraph shall not apply to Appropriate Proceedings.
If you are aware of a Significant Defect, Single Loan Fraud or Pattern Activity with respect to a loan, you must notify us within 30 days of discovering such information. You also must notify us, and provide us with all related documents, within 30 days whenever a loan is required to be repurchased from a GSE or any other investor. Following our receipt of such documents, we may request additional information to determine whether Section 30 or 36 applies.”
f.Section 65 is deleted and restated in its entirety as follows:
“If you do not file a Claim by the deadline stated in Section 64, we are not obligated to include in the Claim Amount any interest accrued or Advances you paid after the deadline passed. If the Claim is submitted more than 120 days after the expiration of the deadline stated in Section 64, then we may deny the Claim if we are prejudiced by the late submission.”
g.Section 67(b) is deleted and restated in its entirety as follows:
“If we have not received information we requested after 30 days, we will send you a reminder. Further, we will provide the Beneficiary with a copy of such reminder if requested by the Beneficiary. If a Claim is not perfected within 120 days of the Claim filing date, unless we and the Beneficiary have agreed to an extension or an extension is required by applicable law or an extension is expressly provided for under the terms of this Policy in Sections 67(d), 68(a) or 68(b), we will deny the Claim on that basis if we are prejudiced by such delay.”
h.Section 85(a) is deleted and restated in its entirety as follows:
“The Servicer or Beneficiary will be entitled to submit a supplemental Claim for allowable Advances actually paid by the Servicer or Beneficiary if such Advances were (1) incurred prior to the date the initial Claim was submitted, but not included in the initial Claim or (2) incurred after the date the initial Claim was submitted and during any period for which accrued and unpaid interest would be included pursuant to the applicable Claim settlement option as described in Section 71(b), or as described in our Servicing Guide. Nothing herein will be deemed to entitle the Servicer or Beneficiary to seek a supplemental or additional payment of anything other than such Advances. If the supplemental Claim for Advances and all required documentation related thereto are submitted within 90 days after payment of an Insurance Benefit, we will pay any amounts due within 30 days of our receipt of a true and complete

71-70404 (03/20)

MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
supplemental Claim. If the Insurance Benefit is calculated pursuant to the Percentage Option, the Percentage Option will also be used to calculate the amount of any benefit payable under the supplemental Claim. No exclusion or deduction that reduced the Claim Amount or Insurance Benefit paid on the initial Claim shall be included in any supplemental Claim.”
i.Section 93 is deleted in its entirety.
j.Section 94 is modified to add the following:
“Notwithstanding the provisions of Section 94 (Limitation of actions), if upon the issuance of this Policy, the principal business address of the initial Insured is located in, and this Policy is governed by the law of, Alaska, then the following shall apply:
The 2-year period described in Section 94 is extended to three (3) years.”
2. Arkansas
a.Section 93 is deleted in its entirety.
b.Section 94 is deleted and restated in its entirety as follows:
“a) Notwithstanding the provisions of Section 94 (Limitation of actions), if upon the issuance of this Policy, the principal business address of the initial Insured is located in, and this Policy is governed by the law of, Arkansas, then the following shall apply: a) Any dispute or legal action, brought by or on behalf of the Insured, Servicer, or Beneficiary arising out of this Policy must be commenced within the time allowed by law after the right to bring the claim, dispute, or any other legal action starts to accrue. Such right in connection with any Claim, coverage dispute, or Insurance Benefit starts to accrue upon the earlier of the following: (i) our rescission or cancellation of coverage under a Certificate; (ii) the Insured’s acquisition of title to the Property; (iii) the closing of a Third-Party Sale; (iv) our denial of a Claim; or (v) our payment of any Insurance Benefit. Such right in connection with any event that is unrelated to any Claim, coverage dispute, or Insurance Benefit starts to accrue at the time that the event that caused an alleged liability is deemed to have occurred. Any dispute or legal action arising out of this Policy commencing after such limitation of actions period will be barred as untimely.

b)	However, you cannot initiate any legal action related to a Claim until the Claim Settlement Period has ended, unless the action is related to a rescission of coverage.

c)
In the case of rescission, cancellation of coverage, denial of a Claim, or a reduction of the Claim Amount or the Insurance Benefit, the applicable limitations period will begin on the date on which we give notice of such action.”

71-70404 (03/20)

MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
3.    District of Columbia
a. Section 93 is deleted in its entirety
4. Georgia
a.Section 3(a) is deleted and restated in its entirety as follows:
“This Policy applies to all Commitments and Certificates issued under the Policy on or after the effective date of the Policy. This Policy will remain in effect until it is cancelled. This Policy may be cancelled by the initial Insured at any time upon request. This policy may be cancelled by us for any reason or no reason upon 45 days’ prior notice or as otherwise required by applicable law. If this Policy is cancelled, the Policy will remain in effect with respect to any Commitment or Certificate issued before cancellation, provided that all required premiums are paid.”
b.Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of Georgia, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of Georgia law, the provision will be deemed to be amended to comply with such minimum requirements.”
c.Section 5(c) is deleted in its entirety.
d.Section 93 is deleted in its entirety.
5. Illinois
a. Section 3(a) is deleted and restated in its entirety as follows:
“This Policy applies to all Commitments and Certificates issued under the Policy on or after the effective date of the Policy. This Policy will remain in effect until it is cancelled. This Policy may be cancelled by the initial Insured for any reason or no reason upon 10 days’ prior notice or by us upon not less than 60 days’ prior notice and in accordance with the provisions of 215 ILCS 5/143.16 and 215 ILCS 5/143.16a. If this Policy is cancelled, the Policy will remain in effect with respect to any Commitment or Certificate issued before cancellation, provided that all required premiums are paid.”

71-70404 (03/20)

MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488

b.	Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of Illinois, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of Illinois law, the provision will be deemed to be amended to comply with such minimum requirements.”

c.	Section 94 is modified to add the following:
“Notwithstanding the provisions of Section 94 (Limitation of actions), if upon the issuance of this Policy, the principal business address of the initial Insured is located in, and this Policy is governed by the law of, Illinois, then the following shall apply:
The 2-year period described in Section 94 is extended by the number of days between the date the Claim is filed and the date the Claim is denied in whole or in part.”

d.	The following statement is added to the Policy: “The bankruptcy or insolvency of the Insured or the Insured’s estate shall not relieve of us of our obligations hereunder.”

e.
The following statement is added to the Policy: “Illinois Notice: Should any complaint arise regarding this insurance, the Insured may contact the Company’s Chief Compliance Officer, 270 East Kilbourn Avenue, Milwaukee, WI 53202. Part 919 of the Rules of the Illinois Department of Insurance requires that our company advise you that, if you wish to take this matter up with the Illinois Department of Insurance, it maintains a Consumer Division in Chicago at 122 S. Michigan Ave., Chicago, Illinois 60603 and in Springfield at 320 West Washington Street, Springfield, Illinois 62767. You may also contact the Department via their website at http://insurance.illnois.gov or by phone at 312-814-2420 or 217-782-4515.”

6. Kansas

a.	Section 3(a) is deleted and restated in its entirety as follows:
“This Policy applies to all Commitments and Certificates issued under the Policy on or after the effective date of the Policy. This Policy will remain in effect until it is cancelled. This Policy may be cancelled by the initial Insured for any reason or no reason upon 10 days’ prior notice or by us upon not less than 30 days’ prior notice and in accordance with the provisions of the Kansas Insurance Code, Section 40-2, 120. If this Policy is cancelled, the Policy will remain in effect with respect to any Commitment or Certificate issued before cancellation, provided that all required premiums are paid.”

b.	Section 5(a) is deleted and restated in its entirety as follows:

71-70404 (03/20)

MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of Kansas, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of Kansas law, the provision will be deemed to be amended to comply with such minimum requirements.”
c. Section 94 is modified to add the following:
“Notwithstanding the provisions of Section 94 (Limitation of actions), if upon the issuance of this Policy, the principal business address of the initial Insured is located in, and this Policy is governed by the law of, Kansas, then the following shall apply:
The 2-year period described in Section 94 is extended to five (5) years.”
7. Maine
a. Section 3(a) is deleted and restated in its entirety as follows:
“This Policy applies to all Commitments and Certificates issued under the Policy on or after the effective date of the Policy. This Policy will remain in effect until it is cancelled. This Policy may be cancelled by the initial Insured or by us for any reason or no reason upon 10 days’ prior notice or as otherwise required by applicable law. If this Policy is cancelled, the Policy will remain in effect with respect to any Commitment or Certificate issued before cancellation, provided that all required premiums are paid.
Further to the terms of this Section 3(a) of the Policy, the State of Maine, pursuant to Title 24– A M.R.S. § 2908(2), requires the following list of reasons to which a Policy may be cancelled to be stated in the Policy:

i.	nonpayment of Premium;

ii.	fraud or material misrepresentation made by or with the knowledge of the named Insured in obtaining the Policy, continuing the Policy or in presenting a Claim under the Policy;

iii.
substantial change in the risk which increases the risk of loss after insurance coverage has been issued or renewed, including but not limited to an increase in exposure as a result of rules, legislation or court decision;

iv.	failure to comply with reasonable loss control recommendations;

v.	substantial breach of contractual duties, conditions or warranties.

71-70404 (03/20)

MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
Notwithstanding the forgoing, the Policy will only be cancelled by us pursuant to Section 3(a) and other terms and conditions of the Policy.”
b. Section 93 is deleted in its entirety.
8. Missouri
a.Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of Missouri, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of Missouri law, the provision will be deemed to be amended to comply with such minimum requirements.”
b.Section 65 is deleted and restated in its entirety as follows:
“If you do not file a Claim by the deadline stated in Section 64, we are not obligated to include in the Claim Amount any interest accrued or Advances you paid after the deadline passed. If the Claim is submitted more than 120 days after the expiration of the deadline stated in Section 64, then we may deny the Claim if we are prejudiced by the late submission.”
c.Section 93 is deleted in its entirety.
d.Section 94 is modified to add the following:
“Notwithstanding the provisions of Section 94 (Limitation of actions), if upon the issuance of this Policy, the principal business address of the initial Insured is located in, and this Policy is governed by the law of, Missouri, then the following shall apply:
The 2-year period described in Section 94 is extended to ten (10) years.”
9. Montana
a. Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of Montana, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of Montana law, the provision will be deemed to be amended to comply with such minimum requirements.”

71-70404 (03/20)

MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
b.Section 5(c) is deleted in its entirety.
c.Section 93 is deleted in its entirety.
10. New York
a. Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of New York, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of New York law, the provision will be deemed to be amended to comply with such minimum requirements.”
11. North Carolina
a.Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of North Carolina, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of North Carolina law, the provision will be deemed to be amended to comply with such minimum requirements.”
b.Section 94 is modified to add the following:
“Notwithstanding the provisions of Section 94 (Limitation of actions), if upon the issuance of this Policy, the principal business address of the initial Insured is located in, and this Policy is governed by the law of, North Carolina, then the following shall apply:
The 2-year period described in Section 94 is extended to three (3) years.”
12. North Dakota
a. Section 3(a) is deleted and restated in its entirety as follows:
“This Policy applies to all Commitments and Certificates issued under the Policy on or after the effective date of the Policy. This Policy will remain in effect until it is cancelled. This Policy may be cancelled by the initial Insured for any reason or no reason upon 10 days’ prior notice, or by us upon not less than 30 days’ prior notice for the following reasons:

71-70404 (03/20)

MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488

i)	nonpayment of premium; or

ii)	misrepresentation or fraud made by or with the knowledge of the Insured in obtaining coverage or in pursuing a Claim under this Policy; or

iii)	actions by the Insured that have substantially increased or substantially changed the risk insured; or

iv)	refusal of the Insured to eliminate known conditions that increase the potential for loss after notification by us that the condition must be removed; or

v)	substantial change in the risk assumed, except to the extent that we should reasonably have foreseen that change or contemplated the risk in writing the contract; or

vi)	a determination by the insurance commissioner that the continuation of the coverage could place us in violation of the insurance laws of North Dakota.
Any cancellation notice from us will include a specific explanation of the reason for cancellation.
If this Policy is cancelled, the Policy will remain in effect with respect to any Commitment or Certificate issued before cancellation, provided that all required premiums are paid.”
b. Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of North Dakota, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of North Dakota law, the provision will be deemed to be amended to comply with such minimum requirements.”
13. Oklahoma

a.
WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

b.	Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of Oklahoma, without regard to conflict-of-law principles or to the location of the

71-70404 (03/20)

MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
Property. If a conflict exists between a Policy provision and the minimum requirements of Oklahoma law, the provision will be deemed to be amended to comply with such minimum requirements.”
c. Section 93 is deleted in its entirety.
14. Oregon
a. Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of Oregon, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of Oregon law, the provision will be deemed to be amended to comply with such minimum requirements.”

b.	Section 5(c) is deleted in its entirety.
15. Texas

a.	It is hereby understood and agreed that we may not cancel or refuse to renew this Policy, or a Certificate based solely on the fact that the Insured is an elected official.

b.	Section 5(a) is deleted and restated in its entirety as follows:
“If the Insurance Benefit is payable to a citizen or inhabitant of Texas, this Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of Texas, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of Texas law, the provision will be deemed to be amended to comply with such minimum requirements.”

c.	Section 94 is modified to add the following:
“Notwithstanding the provisions of Section 94 (Limitation of actions), if upon the issuance of this Policy, the principal business address of the initial Insured is located in, and this Policy is governed by the law of, Texas, then the following shall apply:
The 2-year period described in Section 94 is extended to two (2) years and one (1) day.”

71-70404 (03/20)

MGIC Master Policy Endorsement State Variations

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
16. Virginia
a.Section 5(a) is deleted and restated in its entirety as follows:
“This Policy will be governed, interpreted, and enforced by and in accordance with the laws of the State of Virginia, without regard to conflict-of-law principles or to the location of the Property. If a conflict exists between a Policy provision and the minimum requirements of Virginia law, the provision will be deemed to be amended to comply with such minimum requirements.”
b.Section 5(c) is deleted in its entirety.
c.Section 93 is deleted in its entirety.
*    *    *
Nothing contained herein shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Master Policy or any endorsement thereto, other than to the extent expressly set forth above.

71-70404 (03/20)